Exhibit 4.9

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

(Sellers’ Note)

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of December 6, 2007 between Penthouse Media Group Inc., a Nevada corporation (the “Company”), and the holders listed on the signature pages hereto, together with any transferees who become parties to this agreement in accordance with Section 8 hereof  (the “Sellers’ Note Rights Holders”).

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Stock Purchase Agreement, dated as of September 21, 2007, by and among Various, Inc., a California corporation, Andrew B. Conru Trust Agreement, Andrew B. Conru Trustee, and Mapstead Trust, created on April 16, 2002, Lars and Marin Mapstead Trustees, Andrew B. Conru, an individual, Lars Mapstead, an individual, and the Company, as amended (the “Stock Purchase Agreement”), pursuant to which the Holders will acquire, contemporaneously with the closing of the transactions contemplated in the Stock Purchase Agreement, 6% Subordinated Convertible Notes due 2011 in the original aggregate principal amount of $170,000,000 (the “Sellers’ Note”), convertible into shares of common stock, par value $.01 per share (the “Common Stock”), of the Company pursuant to the terms of the Note.

WHEREAS, the Company and certain stockholders of the Company (“Existing Rights Holders”) entered into that certain Security Holders Agreement dated as of August 17, 2005 (the “Security Holders Agreement”) pursuant to which the Company granted registration rights to the Existing Rights Holders as provided therein.

WHEREAS, contemporaneously with the closing of the transactions contemplated in the Stock Purchase Agreement, a wholly-owned subsidiary of the Company (the “Issuing Subsidiary”) will be issuing certain secured notes and the Company will be issuing to the holders of such notes certain warrants (the “Warrants”) to purchase Common Stock, and the holders of the Warrants will be granted registration rights pursuant to an agreement (the “Warrant Rights Agreement”) with respect to the Common Stock issuable upon the exercise of such Warrants (the “Warrant Rights Holders”).

WHEREAS, contemporaneously with the closing of the transactions contemplated in the Stock Purchase Agreement, the Company is obtaining the consent of the Existing Rights Holders required to permit the Company to grant the registration rights in this Agreement and the Warrant Rights Agreement.

WHEREAS, in connection with the transactions contemplated by the Stock Purchase Agreement, the Company has agreed to provide certain registration rights to the Sellers’ Note Rights Holders with respect to the Common Stock issuable upon the conversion of the Sellers’ Note, such registration rights to be subordinate to those of the Existing Rights Holders and the Warrant Rights Holders, subject to the terms and conditions contained in this Agreement.

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NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth in this Agreement, the Company and the Sellers’ Note Rights Holders agree as follows:

1.

Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

“Commission” or “SEC” means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Initiating Holder” means any Sellers’ Note Rights Holder or Sellers’ Note Rights Holders who initiate a registration request pursuant to Section 2.1 or Section 2.3.

“Person” or “person” means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Qualified IPO” means an underwritten initial public offering of shares of Common Stock pursuant to a registration statement under the Securities Act with either (i) aggregate gross proceeds to the Company of at least $25,000,000 or (ii) an implied pre-money equity value of the Company of at least $100,000,000.

“Registrable Securities” means (i) the Common Stock held by the Sellers’ Note Rights Holders which were issuable or issued upon the conversion of the Note and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above..  As to any particular Registrable Securities held by the Sellers’ Note Rights Holders, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) they shall have been otherwise transferred and subsequent disposition of them in a distribution or other public sale shall not require registration or qualification of them under the Securities Act or any similar state law then in force, (iv) they shall have ceased to be outstanding, or (v) such Registrable Securities shall be eligible for sale pursuant to Rule 144(k).  Shares of Common Stock issuable upon the conversion of the Note, but not yet issued, shall be deemed to be included in “outstanding” Registrable Securities until they cease to be Registrable Securities as provided in the preceding sentence.

“Registration Expenses” means all expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation, (i) all registration, qualification, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) messenger and delivery expenses, (v)

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the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any; and , and (vii) the reasonable fees and disbursements of one counsel for the selling Sellers’ Note Rights Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(a) if the registration request is subsequently withdrawn on the written request of the Initiating Holders (in which case all participating Sellers’ Note Rights Holders shall bear such expenses pro rata) unless the Initiating Holders agree to forfeit their right to one request for registration pursuant to Section 2.1(a).

“Securities Act” ” means the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2.

Registration under Securities Act.

2.1

Requested Registration.

(a)

Request of Initiating Holder. At any time after a Qualified IPO, upon the written request of an Initiating Holder requesting that the Company effect the registration under the Securities Act of a specified number of the Registrable Securities, and specifying the intended method of disposition thereof, the Company will (i) promptly give written notice of the proposed registration to all other Sellers’ Note Rights Holders, if any, and the Existing Rights Holders and the Warrant Rights Holders, and (ii) use its best efforts to effect the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by the Initiating Holder and the other Sellers’ Note Rights Holders, if any, joining in such request in writing received by the Company within 30 days after written notice from the Company of such registration (together with the Initiating Holder, the “Participating Holders”), for disposition in accordance with the intended method or methods of disposition stated in such request, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that (i) the Company shall not be required to effect any registration pursuant to this Section 2.1(a) after two registrations requested pursuant to this Section 2.1(a) shall have been effected; (ii) the Company shall not be required to effect any registration pursuant to this Section 2.1(a) during the period starting with the effective date of the Company’s Qualified IPO, and ending on a date 180 days following, the effective date of the Company’s Qualified IPO, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith and, provided further, that such period shall end on such earlier date as may be permitted by the underwriters of such Qualified IPO; (iii) the Registrable Securities to be registered (A) represent at least thirty percent (30%) of the Registrable Securities outstanding or (B) will result in an aggregate anticipated offering price of at least

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$10,000,000; and (iv) if the Company shall at any time furnish to the Initiating Holder a certificate (the “Certificate”) signed by the President of the Company, stating that in the good faith opinion of the Board of Directors that it would be detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, because such action would (A) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or the Exchange Act, then the Company shall have the right to defer such filing for a period of up to sixty (60) days during which such filing would be detrimental provided that the Company shall not defer its obligation in this manner more than twice in any twelve-month period.

(b)

Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to be effected (i) if a registration statement with respect thereto shall not have become effective, or (ii) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or any court (other than due to the act or omission of the Initiating Holder), or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration shall not be satisfied or waived with the consent of the Initiating Holder, other than by reason of some other act or omission by the Initiating Holder, or (iv) if an underwritten offering, pursuant to Section 2.1(f) hereof, or otherwise, less than fifty percent (50%) of the Registrable Securities of the Initiating Holders requested to be registered is sold to the underwriters.

(c)

Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of the Registrable Securities so to be registered in accordance with the intended method or methods of disposition specified in the request of the Initiating Holder for such registration. The Company agrees to include in any such registration statement all information which the Participating Holders shall reasonably request.

(d)

Expenses. The Company will pay the Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

(e)

Selection of Underwriters. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, the underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Participating Holders.

(f)

Priority in Demand Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each of the Participating Holders)

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that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holder, the Company will include in such registration to the extent of the number which the Company is so advised can be sold in such offering in the case of any registration requested pursuant to Section 2.1(a), first, the Registrable Securities requested to be included in such registration by Existing Rights Holders and Warrant Rights Holders pro rata among such holders on the basis of the relative number of Registrable Securities each such holder beneficially owns, second, the Registrable Securities requested to be included in such registration by the Sellers’ Note Rights Holders pro rata among such holders on the basis of the relative number of Registrable Securities each such holder beneficially owns, and third, securities of the Company proposed by the Company to be sold for its own account.

(g)

No Company Initiated Registration. After receipt of notice of a requested registration pursuant to Section 2.1(a), the Company shall not initiate a registration of any of its securities for its own account until such time as the registration requested under Section 2.1(a) has been effected or has otherwise been terminated. Nothing herein, however shall prohibit the Company from participating in such requested registration, subject to Section 2.1(f).

2.2

Incidental Registration.

(a)

Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities for sale under the Securities Act (other than by a registration on Form S-4 or S-8 or any successor or similar forms or filed in connection with an exchange offer or any offering of securities solely to the Company’s existing shareholders, and other than pursuant to Section 2.1, but including for this purpose a registration effected by the Company for stockholders other than the Sellers’ Note Rights Holders, including but not limited to the Existing Rights Holders and the Warrant Rights Holders) on a form that would permit (or, without disrupting the transaction which the Company or such stockholders propose to effect, could be changed to another form that would permit) the registration of the Registrable Securities, whether or not for sale for its own account, the Company will each such time give prompt written notice to the Sellers’ Note Rights Holders of its intention to do so and of the Sellers’ Note Rights Holder’s rights under this Section 2.2.  Upon the written request of the Participating Holders made within fifteen (15) calendar days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by the Participating Holders and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Participating Holders, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such

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registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Participating Holders, and thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation, if any, to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Participating Holders to request that such registration be effected as a registration under Section 2.1, and (2) in the case of a good faith determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities but in no event shall such delay continue for more than 90 days, after which time the registration shall be deemed to be terminated. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1 or Section 2.3 except as and to the extent provided in clause (ii) of the proviso to Section 2.1(a).

(b)

Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2.

(c)

Priority in Incidental Registrations. If a registration pursuant to this Section 2.2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to the Participating Holders), that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Company, the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering (1) if the registration is a primary registration on behalf of the Company, first, securities of the Company proposed by the Company to be sold for its own account; second, securities of the Existing Rights Holders and the Warrant Rights Holders requested to be included pursuant to the exercise of the piggyback registration rights granted to such Existing Rights Holders and Warrant Rights Holders, and third, Registrable Securities of the Participating Holders (other than the Existing Rights Holders and the Warrant Rights Holders ), pro rata among such Participating Holders on the basis of the relative number of Registrable Securities each Participating Holder beneficially owns, and (2) if the registration is a registration on behalf of the Existing Rights Holders or the Warrant Rights Holders pursuant to registration rights granted to the Existing Rights Holders or Warrant Rights Holders, as applicable, first, the Registrable Securities requested to be registered by the Existing Rights Holders and the Warrant Rights Holders pro rata among such Existing Rights Holders and Warrant Rights Holders on the basis of the relative number of Registrable Securities each such holder beneficially owns, second, the Registrable Securities requested to be included in such registration by the Participating Holders (other than the Existing Rights Holders and the Warrant Rights Holders), pro rata among such Participating Holders on the basis of the relative number of Registrable Securities each such holder beneficially owns, and third, securities of the Company proposed by the Company to be sold for its own account.

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(d)

Selection of Underwriters. If a registration pursuant to this Section 2.2 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company.

2.3

Registration on Form S-3. If at any time (i) Sellers’ Note Rights Holders holding at least ten percent (10%) of the Registrable Securities, having an anticipated aggregate offering price of at least one million dollars ($1,000,000), request in writing that the Company file under the Securities Act a registration statement on Form S-3 (or any successor registration form to Form S-3 regardless of its designation) for a public offering of Registrable Securities; and (ii) the Company is a registrant entitled to use Form S-3 to register such shares, then (a) within ten (10) days after the date such request is first given, give notice to all Sellers’ Note Rights Holders other that the Sellers’ Note Rights Holders making the request, and (b) the Company shall within forty-five (45) days of the initial request file a registration statement on Form S-3 and otherwise use its best efforts to cause to be registered on Form S-3 (or any successor registration form to Form S-3) all Registrable Securities requested to be included in such registration by the Sellers’ Note Rights Holders who made the initial request and all other Sellers’ Note Rights Holders who so notified the Company within twenty (20) days of the date notice was given to them pursuant to this Section 2.3.  The provisions of Section 2.1(d) shall apply to the expenses of any registration under this Section 2.3.  The Company shall not be required to honor any such request made within six months of the effective date of the registration of any of its equity securities (other than on Form S-4 or Form S-8) or any registration statement pursuant to this Section 2.3. The provisions of Section 2.1(a) allowing the Company to delay the registration shall apply to any request to file a registration statement under this Section 2.3.

2.4

Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1, 2.2 and 2.3, the Company will as expeditiously as reasonably possible:

(i)

prepare and (with respect to registrations under Section 2.1 or 2.2, within 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective;

(ii)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (A) not less than 90 days (subject to extension pursuant to the last paragraph of this Section 2.4) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (B) in the case of any registration of Registrable Securities on Form S-3 that are intended to be

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offered on a continuous or delayed basis, subject to compliance with applicable Commission rules, not less than one (1) year, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, or (C) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii)

furnish to the Participating Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents in order to facilitate the disposition of the Registrable Securities owned by the Participating Holders, as the Participating Holders may reasonably request;

(iv)

use its reasonable best efforts to register or qualify such Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdiction as, in the case of any underwritten offering of Registrable Securities pursuant to a registration requested under Section 2.1, the Initiating Holder shall reasonably request, or, in the case of any other registration, as the Participating Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the securities owned by the Participating Holders; provided that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this subdivision (iv), (B) consent to general service of process in any such jurisdiction, (C) subject itself to taxation in such jurisdiction, or (D) qualify such securities in any jurisdiction in which the blue sky authority requires that the Participating Holders submit any shares of Registrable Securities to the terms, provisions and restrictions of any escrow, lock-up or similar agreement(s) for consent to sell Registrable Securities in such jurisdiction unless the Participating Holders agree to do so;

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(v)

use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Participating Holders to consummate the disposition of such Registrable Securities;

(vi)

furnish to the Participating Holders a signed counterpart, addressed to the Participating Holders (and the underwriters, if any) of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to the Participating Holders, and (B) a “comfort” letter (unless the registration is pursuant to Section 2.2 and such a letter is not otherwise being furnished to the Company or the Participating Holders pursuant to Section 2.2), dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letter delivered to the underwriters in underwritten public offerings of securities;

(vii)

notify the Participating Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Participating Holders promptly prepare and furnish to the Participating Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(viii)

otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of twelve months, beginning with a calendar month commencing not more than three months after the effective date of such

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registration statement, and will furnish to the Participating Holders at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which the Participating Holders shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply (explaining why) in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(ix)

provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(x)

promptly make available for inspection by the Participating Holders, any underwriters participating in any disposition pursuant to such registration statement and any attorney or accountant or other agent retained by any such underwriter or selected by the Participating Holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent, in each case as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith; and

(xi)

use its reasonable best efforts (A) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange (if such Registrable Securities are not already so listed) and on each other securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange; or (B) to secure the designation of all such Registrable Securities covered by such registration statement as a “NMS security” within the meaning of Regulation NMS Rule 600 of the Commission.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that each Participating Holder shall furnish to the Company such information regarding it, the ownership of the Registrable Securities held by it, and its intended method of disposition of such securities as the Company shall reasonably request and as shall be required by law in connection with the action to be taken by the Company.

Upon receipt of any notice from the Company of the happening of any event of the  kind described in subdivision (vii) of this Section 2.4, the Participating Holders will forthwith discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this Section 2.4 and, if so directed by the Company, the Participating Holders will use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in their possession, of the

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prospectus relating to such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable time period mentioned in clause (ii) of this Section 2.4 during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when the Participating Holders shall have received the copies of the supplemented or amended prospectus contemplated by clause (vii) of this Section 2.4.

2.5

Underwritten Offerings.

(a)

Requested Underwritten Offerings. If an Initiating Holder designates an underwritten public offering as the intended method of disposition of Registrable Securities pursuant to a registration requested under Section 2.1, the Company and the Participating Holders shall enter into an underwriting agreement with the underwriter selected by the Company in its sole discretion which shall contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.5. No underwriting agreement (or other agreement in connection with such offering) shall require a Participating Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding the Participating Holder, the ownership of the Participating Holder’s Registrable Securities, information provided in writing by the Participating Holder for inclusion in a registration statement, and the Participating Holder’s intended method of distribution and any other representation required by law or reasonably required by the underwriters.

(b)

Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by the Participating Holders as provided in Section 2.2 and subject to the provisions of Section 2.2(c), use its reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by the Participating Holders among the securities to be distributed by such underwriters. The Company shall not be required under Section 2.2 to include any of a Participating Holder’s Registrable Securities in such underwriting unless such Participating Holders accept the terms of the underwriting as have been reasonably agreed upon between the Company and the underwriters selected by it. Each Participating Holder shall be a party to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Holders. The Company shall use its reasonable best efforts to assure that no underwriting agreement (or other agreement in connection with such offering) shall require a Participating Holder to make any representations or warranties to or agreements with the Company or the underwriters other than representations,

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warranties or agreements regarding the Participating Holder, the ownership of the Participating Holder’s Registrable Securities, information provided in writing by the Participating Holder for inclusion in a registration statement, and the Participating Holder’s intended method of distribution and any other representation required by law.

(c)

Holdback Agreements.

(i)

To the extent not inconsistent with applicable law, each Sellers’ Note Rights Holder agrees by acquisition of such Registrable Securities not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act (or any similar provision then in force), during the seven days before and the 90 days after any underwritten registration has become effective, except as part of such underwritten registration, except that the foregoing requirement shall be applicable to the Sellers’ Note Rights Holders only if all officers, directors and stockholders individually owning more than five percent (5%) of the Company’s outstanding Common Stock are subject to the same or greater restrictions.

(ii)

The Company agrees (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days before and the 90 days (unless advised in writing by the managing underwriter that a longer period is required) after any underwritten registration pursuant to Section 2.1 has become effective, except as part of such underwritten registration and except pursuant to registrations on Form S-4 or S-8, or any successor or similar forms thereto, and (y) to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, whether outstanding on the date of this Agreement or issued at any time after the date of this Agreement (other than any such securities acquired in a public offering), to agree not to  effect any such public sale or distribution of such securities during such period, except as part of any such registration if permitted, provided that the provisions of this paragraph (ii) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

2.6

Indemnification.

(a)

Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, each Participating Holder, its directors and officers or trustees, as applicable, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls a Participating Holder or any such underwriter within the meaning

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of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which a Participating Holder or any such director or officer or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained (A) in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or used in connection with the offering of securities covered thereby, or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 2.6 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each Participating Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to a Participating Holder in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding whether commenced or threatened in respect thereof) or expenses arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Participating Holder specifically for use in the preparation thereof which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, further, that the Company shall not be liable to a Participating Holder in any such case to the extent that any such loss, claim, damage, liability or expense is claimed by, for the benefit of, was incurred by or relates to any Person to which such Participating Holder sold such Registrable Securities to and arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if such Participating Holder was provided pursuant to Section 2.4(iii) with copies of the final prospectus prior to the written confirmation of the sale of such Registrable Securities and failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of such Registrable Securities, and the prospectus would have completely corrected such untrue statement or omission; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is completely

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corrected in an amendment or supplement to the prospectus, (y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, a Participating Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities to the Person asserting such loss, claim, damage, liability or expenses who purchased such Registrable Securities which is the subject thereof from such Participating Holder and (z) such loss, claim, damage, liability or expense would not have arisen if such Participating Holder had not so failed to deliver such prospectus as so amended or supplemented prior to or concurrently with such sale. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Participating Holder or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by a Participating Holder. The indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or option if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)

Indemnification by Participating Holders. Each Participating Holder, for the sale of Registrable Securities included in any registration statement filed pursuant to Section 2.1, 2.2 or 2.3, will indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.6) the Company, each director of the Company, each officer of the Company who signs the registration statement and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any application, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by such Participating Holder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, or such application, which information contained any untrue statement of any material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such Participating Holder. The indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Participating Holder (which consent shall not be unreasonably withheld). The indemnity provided by each Participating Holder under this Section 2.6(b) shall be provided severally and not jointly with any other seller or prospective seller of securities and shall be limited in amount to the net amount of proceeds received by each Participating Holder from the sale of Registrable Securities pursuant to such registration statement.

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(c)

Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the parties, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, if the indemnifying party is entitled to do so hereunder, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)

Indemnification Payments. The indemnification required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(e)

Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 2.6 to the extent permitted by law; provided that no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 2.6, and contribution by a Participating Holder shall be limited in amount to the net amount of proceeds received by a Participating Holder from the sale of such Registrable Securities.

2.7

Adjustments Affecting Registrable Securities.  The Company will not intentionally take any action with the purpose of effecting or permitting to occur any combination or subdivision of shares which would adversely affect the ability of the Sellers’ Note Rights Holders to include Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of Registrable Securities under any such registration. In connection with the Qualified IPO, the Company will effect such subdivision of Common Shares as may be reasonably recommended by the underwriters to increase the marketability of the Registrable Securities.

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2.8

Agreement of Marc H. Bell and Daniel C. Staton with Sellers’ Note Rights Holders.  In the event that the number of Registrable Securities of the Sellers’ Note Rights Holders included in a registration is reduced from that number of Registrable Securities requested to be included by such Sellers’ Note Rights Holders pursuant to Section 2.1(f) or Section 2.2(d), Marc H. Bell and Daniel C. Staton each agree with such Sellers’ Note Right Holders that the aggregate number of Registrable Securities to be included in such registration after such reduction among Mr. Bell, Mr. Staton (or, if an affiliate of Mr. Bell or Mr. Staton, or both of them, their respective share(s) of such affiliate’s Registrable Securities included in such registration) and such Sellers’ Note Rights Holders shall be reapportioned among them pro rata on the basis of the relative number of Registrable Securities each such holder beneficially owns.

3.

Rule 144.  If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company will file in a timely manner the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as the Sellers’ Note Rights Holders may reasonably request, all to the extent required from time to time to enable Sellers’ Note Rights Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.  In connection with the foregoing, the Company agrees to: (w) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after six months after the effective date of the first registration statement filed by the Company for the offering of its equity securities to the general public; (x) take such action, including voluntary registration under Section 12 of the Exchange Act, as is necessary to enable the Sellers’ Note Rights Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective; (y) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (z) furnish to any Sellers’ Note Rights Holder forthwith upon written request from such Sellers’ Note Rights Holder (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after six months after the effective date of the first registration statement filed by the Company for the sale of its equity securities to the general public), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Sellers’ Note Rights Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

4.

Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall have obtained the prior written consent to such amendment, action or omission to act of (i) if such amendment, action or omission to act adversely affects the interests of any of the Sellers’ Note Rights Holders, the Sellers’ Note Rights whose interests are adversely

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affected at the time outstanding, and (ii) if such amendment, action or omission to act does not adversely affect the interests of the Sellers’ Note Rights Holders, the Sellers’ Note Rights Holders holding at least 51% of Registrable Securities in the aggregate at the time outstanding, provided that without the written consent of the Sellers’ Note Rights Holders holding all the Registrable Securities at the time outstanding, no such amendment or waiver shall modify Section 2.5 or Section 2.6.

5.

Notices. All communications provided for hereunder shall be in writing and shall be delivered personally or by telephone facsimile or telex or sent by first-class mail and:

(a)

if to the Sellers’ Note Rights Holders, addressed in the manner set forth in the Stock Purchase Agreement or at such other address as such Sellers’ Note Rights Holder shall have furnished to the Company in writing.

(b)

if to the Company, addressed to it at:

Penthouse Media Group Inc.

6800 Broken Sound Parkway

Boca Raton Florida 33487

Attention: Joshua R. Bressler, Esq.

Facsimile No.: (561) 912-1747

with a copy to:

Moses & Singer LLP

405 Lexington Avenue

New York, NY 10174

Attention: Arnold N. Bressler, Esq.

Facsimile No.: (212) 377-6036

(c)

if to any other Sellers’ Note Rights Holder, addressed in the manner set forth in Section 8.

6.

Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the Sellers’ Note Rights Holders as such shall be for the benefit of and enforceable by any subsequent Sellers’ Note Rights Holder of any Registrable Securities (or such portion thereof), subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities (or of such portion thereof) required in order to be entitled to certain rights, or take certain actions contained herein.

7.

Notification of Registration. The Company will give to each Sellers’ Note Rights Holder (i) prompt written notice of the filing of any registration statement pursuant to the requirements of Section 12 of the Exchange Act relating to equity securities of the Company setting forth the number of shares of each class of equity securities of the Company outstanding at the time of such filing, and (ii) prompt written notice of the number of shares of each class or equity securities of the Company outstanding at the time such registration statement becomes effective.

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8.

Transfer of Registration Rights. The rights of a Sellers’ Note Rights Holder under this Agreement with respect to any Registrable Securities may be transferred to any transferee of such Registrable Securities or to any transferee of all or any part of the Sellers’ Note (with respect to the Registrable Securities issuable pursuant to the transferred portion of the Sellers’ Note); provided, however, that the Company is given written notice by the Sellers’ Note Rights Holder or the subsequent transferor at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned; provided further, however, that such rights shall be transferable only if and to the extent the Registrable Securities are transferable under applicable laws and regulations.

9.

Nominees for Beneficial Owners. In the event that Registrable Securities are held by a nominee for a Sellers’ Note Rights Holder, such nominee may, at its option and by written notice to the Company, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder of Registrable Securities pursuant to this Agreement.

10.

Limitations on Subsequent Registration Rights.  After the date of this Agreement, the Company shall not, without the prior written consent of the Sellers’ Note Rights Holders holding a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Sellers’ Note Rights Holders that are included or (ii) to demand registration of any securities held by such holder or prospective holder.

11.

Descriptive Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

12.

Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without giving effect to conflict of laws principles.

13.

Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. A signature page sent by facsimile or other electronic means (including in portable document format (.pdf)) shall be effective as an original counterpart signature.

14.

Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

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15.

Entire Agreement. This Agreement is intended by the parties hereto as a final expression of their agreement and intended to be a complete and exclusive statement of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

COMPANY:

PENTHOUSE MEDIA GROUP INC.

By: /s/ Daniel C. Staton

Name:

Title:

HOLDERS:

ANDREW B. CONRU TRUST AGREEMENT

By: /s/ Andrew B. Conru

Name:  Andrew B. Conru

Title:  Trustee

Address:

MAPSTEAD TRUST CREATED ON APRIL 16, 2002

By: /s/ Lars Mapstead

Name:  Lars Mapstead

Title:  Trustee

By: /s/ Marin A. Mapstead

Name:  Marin A. Mapstead

Title:  Trustee

Address:

Signatures continue on following page.

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Accepted and Agreed with respect to

Section 2.8 of this Registration Rights Agreement:

/s/ Marc Bell

Marc H. Bell

/s/ Daniel C. Staton

Daniel C. Staton

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